EXHIBIT 2.1

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT ("AGREEMENT"), is made and entered into as of July 8, 2005, by and among Wien Group, Inc., a New York corporation ("WIEN
(NY)", Wien Group, Inc., a New Jersey corporation ("WIEN (NJ)"), Stephen Wien, MM(2) Group, Inc., a New Jersey corporation ("MM2"), and Mark Meller and Jerome Mahoney (each a "MM2 SHAREHOLDER" and, together, the "MM2 SHAREHOLDERS"), each herein sometimes being referred to individually as a "party" and collectively as the "parties," is made with reference to the following facts:

                                 R E C I T A L S

         A. Wien (NY) is a publicly held corporation that currently has no business operations.

         B. MM2 is a privately held company that has not had any business operations since its inception.

         C. Wien (NJ) is a wholly owned subsidiary of Wien (NY).

         D. Immediately prior to the Closing Date (as hereinafter defined), Wien
(NY) shall merge with and into Wien (NJ) (the "REINCORPORATION") pursuant to a Plan and Agreement of Merger (the "MERGER AGREEMENT") between Wien (NY) and Wien
(NJ), as a result of which Wien (NJ)'s certificate of incorporation will be in the form attached hereto as EXHIBIT A. Such Merger Agreement shall provide that Wien (NY) shall file an estimated or final cessation franchise tax report prior to the Closing Date.

         E. The parties propose, as of the Effective Time (as hereinafter defined), that Wien (NJ) shall acquire ownership (the "ACQUISITION") of 100% of both the outstanding Class A Common Shares of MM2 (the "CLASS A MM2 SHARES") and Class B Common Shares of MM2 (the "CLASS B MM2 SHARES" and, together with the Class A MM2 Shares, the "MM2 SHARES"), as a result of which (a) MM2 will become a wholly-owned subsidiary of Wien (NJ), and (b) the MM2 Shareholders will receive as consideration for the Acquisition shares of Wien (NJ) Class A Common Stock and Wien (NJ) Class B Common Stock as hereinafter set forth.

         E. The Acquisition is to be effectuated as a non-taxable transfer of property in exchange for stock in accordance with Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE") and a non-taxable reorganization under Section 368(a)(1)(B) of the Code.

         NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                  ARTICLE ONE

                                  ACQUISITION

         1.01 THE ACQUISITION. On the terms and subject to the conditions set forth in this Agreement, Wien (NJ) shall acquire 100% of the MM2 Shares from the MM2 Shareholders in exchange for a total of (i) 115,933,333 newly issued shares of Wien (NJ) Class A Common Stock (the "CLASS A WIEN (NJ) SHARES") and
(ii) 10,000,000 newly issued shares of Wien (NJ)


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Class B Common  Stock (the "CLASS B WIEN (NJ)  SHARES"  and,  together  with the
Class A Shares, the "WIEN (NJ) SHARES") to be issued to the MM2 Shareholders in amounts calculated in accordance with ARTICLE Two. Wien (NJ) shall also assume all of the then outstanding warrants to purchase Class A MM2 Shares, and secured convertible debentures convertible into Class A MM2 Shares, in each case as set forth on SCHEDULE 4.09.

                                  ARTICLE TWO

                                 SHARE EXCHANGE

         2.01     CALCULATION OF EXCHANGE RATIO.

                  (a) The number of Class A Wien (NJ) Shares to be issued to each of the MM2 Shareholders for their respective Class A MM2 Shares shall be calculated in accordance with the formula in SECTION 2.02(A), using an exchange ratio of 11.593333 (the "CLASS A EXCHANGE RATIO"). The Class A Exchange Ratio was derived by dividing the total number of Class A Wien (NJ) Shares to be issued (115,933,333) by the total number of Class A MM2 Shares (10,000,000).

                  (b) The number of Class B Wien (NJ) Shares to be issued to each of the MM2 Shareholders for their respective Class B MM2 Shares shall be calculated in accordance with the formula in SECTION 2.02(B), using an exchange ratio of .25 (the "CLASS B EXCHANGE RATIO"). The Class B Exchange Ratio was derived by dividing the total number of Class B Wien (NJ) Shares to be issued (10,000,000) by the total number of Class B MM2 Shares (40,000,000).

         2.02     CALCULATION OF WIEN (NJ) SHARES TO BE ISSUED.

                  (a) The number of Class A Wien (NJ) Shares to be issued to each of the MM2 Shareholders for their respective Class A MM2 Shares shall be calculated by (i) multiplying (a) the total number of Class A MM2 Shares held by such MM2 Shareholder by (b) the Class A Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of Class A Wien (NJ) Shares to be issued at 115,933,333).

                  (b) The number of Class B Wien (NJ) Shares to be issued to each of the MM2 Shareholders for their respective Class B MM2 Shares shall be calculated by (i) multiplying (a) the total number of Class B MM2 Shares held by such MM2 Shareholder by (b) the Class B Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of Class B Wien (NJ) Shares to be issued at 10,000,000).

                  (c) No fractional shares of Wien (NJ) common stock shall be issued in connection with the Acquisition.


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                                  ARTICLE THREE

                                     CLOSING

         3.01 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place as soon as practicable after or upon the satisfaction or waiver in writing of all of the conditions precedent to the obligations of the parties hereto, on such date as may be designated by mutual consent of the parties (the "CLOSING DATE"). The parties will conduct the Closing at the offices of Dechert LLP, 30 Rockefeller Plaza, New York, NY, 10112, or such other place as the parties may mutually agree. At the Closing, the parties will determine that each condition to the obligations of the parties hereunder has been satisfied or waived or will, at such Closing, be satisfied or waived.

         3.02 THE EFFECTIVE TIME. The Acquisition shall become effective when all of the items required by this Agreement to be delivered at the Closing have been delivered (the "EFFECTIVE TIME").

         3.03     OFFICERS OF WIEN AT THE EFFECTIVE TIME. As provided in SECTION
8.05 hereof, the board of directors of Wien (NJ) shall adopt resolutions appointing Mark Meller and Jerome Mahoney as Chief Executive Officer and Chairman of the Board of Directors, respectively, of Wien (NJ) (the "NEW OFFICER RESOLUTIONS"), which by their terms shall become operative only at the Effective Time.

         3.04 LIABILITIES AS OF THE EFFECTIVE TIME. At the Effective Time, all of the obligations of Wein (NY) and Wein (NJ), including, without limitation, all accounts payable, contingent obligations and obligations pursuant to contracts, shall be assigned to and assumed by Stephen Wien.

         3.05 CERTAIN ASSETS AS OF THE EFFECTIVE TIME. At the Effective Time, the accounts receivable and software of Wein (NY) and Wein (NJ) shall be assigned to Stephen Wien.

         3.06 DELIVERY OF WIEN (NJ) SHARES. At the Closing, the certificates representing the Wien (NJ) Shares shall have been delivered to the MM2 Shareholders in accordance with ARTICLES 1 and 2 of this Agreement.

                                  ARTICLE FOUR

                               MM2 REPRESENTATIONS

         MM2 and the MM2 shareholders represent and warrant to Wien (NY) and Wien (NJ) with respect to MM2 as follows:

         4.01 ORGANIZATION AND GOOD STANDING. MM2 is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by MM2 on or before the Closing Date in connection


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with the execution and delivery of this  Agreement and the  consummation  of the transactions contemplated by this Agreement have been or will be duly and validly taken.

         4.02 DUE AUTHORIZATION. MM2 has all requisite corporate power and authority to execute and deliver this Agreement and each of the other transaction documents to which it is or is specified to be a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other transaction documents to which MM2 is a party, when executed and delivered by MM2, will constitute, legal, valid and binding obligations of MM2, enforceable against MM2 in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. The execution and delivery by MM2 of this Agreement and each of the other transaction documents to which it is, or is specified to be, a party, and the consummation of the stock exchange and other transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate and other) of MM2.

         4.03 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. Except as set forth on SCHEDULE 4.03, the execution and delivery of this Agreement by MM2 and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which MM2 is a party or by which its assets are bound.

         4.04 ABSENCE OF CERTAIN CHANGES. Since the MM2 Balance Sheet Date (as defined in SECTION 4.19), there has not been any material adverse change in the working capital, financial condition, assets, liabilities, reserves, contractual allowances, business operations or prospects of MM2, and, except as contemplated by or set forth in this Agreement, MM2 has not:

                  (a) Except for this Agreement, engaged in any material transaction outside the ordinary course of business;

                  (b) Made any capital expenditures other than in the ordinary course of business;

                  (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

                  (d) Made any material change in any method of accounting or accounting practice;

                  (e)      Incurred  any  material   indebtedness  or  leasehold
expense in excess of $15,000;

                  (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;


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                  (g)      Paid or declared any  dividend or other  distribution
in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

                  (h) Issued or sold any common shares or other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock;

                  (i) Canceled any indebtedness due it except upon full payment thereof;

                  (j) Increased the compensation payable or to become payable by it to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof;

                  (k) Agreed, whether in writing or otherwise, to do any of the foregoing;

                  (l) Suffered any labor trouble or any controversies with any of its employees;

                  (m) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting its business or properties; or

                  (n) Received notice that any person or entity with which it has a significant business relationship intends to cancel or terminate such business relationship.

         4.05 CONTRACTS AND COMMITMENTS. Attached as SCHEDULE 4.05 is a list of all material agreements to which MM2 is a party or by which any of its assets are bound that exist as of the date of execution of this Agreement (including, without limitation, joint venture or partnership agreements, personal property leases, conditional sales contracts, notes or other evidence of indebtedness, or other contracts, agreements, or commitments) (collectively, the "MM2 CONTRACTS"). MM2 now has, and at the Closing will have, valid and enforceable interests in and to the MM2 Contracts. Except as set forth on SCHEDULE 4.03, MM2 is not in default with respect to any material term or condition of any such MM2 Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. MM2 has received no notice that any party to a MM2 Contract intends to cancel or terminate such MM2 Contract or to exercise or not to exercise any option thereunder.

         4.06 LICENSES AND PERMITS. SCHEDULE 4.06 lists all licenses ("MM2 LICENSES") and permits ("MM2 PERMITS") held by MM2 in connection with the operation of its business as currently conducted or the occupancy and use of the premises upon which its business is conducted. No breach of any such MM2 License or MM2 Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.

         4.07     LITIGATION.

                  (a) There is no action, suit or proceeding to which MM2 or any of MM2's officers or directors, is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a material adverse impact upon the operation by MM2 of its business or on MM2's ability to consummate the transactions contemplated herein, and MM2 has no knowledge that any such action, suit or proceeding has been threatened against MM2; and


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                  (b)      none of MM2, its officers or its  directors  has been
permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice.

         4.08     COMPLIANCE WITH LAW.

                  (a) MM2 currently has no outstanding notice or notification from any court or governmental agency, authority or body that it is in violation in any material respect of or not in substantial compliance with any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

                  (b) MM2 has not been in violation of any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the violation of which would materially and adversely affect the condition (financial or otherwise), business or properties of MM2;

                  (c) Neither MM2, nor any shareholder, officer, employee or agent of MM2 has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject MM2 to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which MM2 is a party; and

                  (d) All outstanding securities issued by MM2 (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding common shares of MM2 are, and any common shares of MM2 issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of MM2 or any agreement to which MM2 is a party or is bound.

         4.09 CAPITALIZATION. The authorized capital stock of MM2 consists of (i) 10,000,000,000 shares of Class A Common Stock, no par value per share, of which 10,000,000 shares are outstanding on the date hereof, (ii) 50,000,000 shares of Class B Common Stock, no par value per share, of which 40,000,000 shares are outstanding on the date hereof, (iii) 20,000,000 shares of Class C Common Stock, $0.01 par value per share, no shares of which are outstanding, and
(iv) 1,000,000 shares of Preferred Stock, $1.00 par value per share, no shares of which are outstanding. Any of such shares that are issued and outstanding shares have been duly and validly authorized and are fully paid and non-assessable. Except as set forth on SCHEDULE 4.09, there are no other shares of capital stock of MM2 outstanding, authorized or reserved for issuance; there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of MM2, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require MM2 to issue, sell or deliver any shares of capital stock of MM2. Attached as SCHEDULE


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4.09 is a list of the shareholders of MM2 as of the date hereof,  indicating the number of MM2 common shares owned by them beneficially and of record.

         4.10 LABOR AND EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 4.10, MM2 has no collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which MM2 is a party or by which MM2 is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which MM2 is a party or by which MM2 is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of MM2.

         4.11     TAXES.

                  (a) As used in this Agreement, (i) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder; (ii) "TAXES" shall mean all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, withholding and other taxes of any nature, including any interest, penalties or additions with respect thereto and any obligations under any agreements or arrangements with any other Person with respect to such amounts;
(iii) "TAXING AUTHORITY" shall mean any Governmental Entity (including any subdivision, agency or commission thereof) exercising regulatory authority in respect of Taxes or liability for Taxes of any other Person as required by Applicable Law; (iv) "TAX RETURN" shall mean all returns, reports, forms, including information returns, with respect to Taxes; (v) "PERSON" shall mean an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature; and (vi) "GOVERNMENTAL AUTHORITY" shall mean any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, foreign, national, federal, state or local, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any laws or regulations.

                  (b) MM2 has filed, when due, all Tax Returns except as set forth in SCHEDULE 4.11(B). All such Tax Returns are true and complete in all respects. All Taxes due from MM2 with respect to the taxable periods covered by such Tax Returns and all other Taxes have been or will be timely paid. MM2 has not requested any extension of time to file any Tax Return that has not yet been filed.

                  (c) No Tax Return of MM2 is currently under audit, examination, or dispute by any Taxing Authority, and no written or unwritten notice of such an audit, examination or dispute has been received by MM2. No issues relating to Taxes have been raised in the last five years by any Taxing Authority that can reasonably be expected to recur in a later taxable period. No deficiency for any material amount of Taxes has been asserted or assessed or threatened by any Taxing Authority against MM2. No Liens for Taxes exist with respect to any assets or properties of MM2.

         4.12 SUBSIDIARIES AND AFFILIATES. MM2 has no direct or indirect equity investment in any corporation, partnership, joint venture or other business entity.


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         4.13     INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS.
Except as set forth in the financial statements dated as of the MM2 Balance Sheet Date, (i) MM2 is not indebted to any officer, director, or shareholder of MM2 in any amount whatsoever, and (ii) no officer, director, or stockholder of MM2 is indebted to MM2 in any amount whatsoever.

         4.14 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 4.14, no officer or director, in such person's capacity as such, or any shareholder of MM2, nor any affiliate or relative of any such person, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which MM2 is or was a party, or under which MM2 is or was obligated or bound, or to which any of MM2's properties may be or may have been subject, other than any contract, agreement or commitment between MM2 and such persons in their capacities as employees, officers or directors of MM2.

         4.15 NO LEGAL BAR. MM2 is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against MM2 which questions the validity of this Agreement or any of the transactions contemplated hereby.

         4.16 FINDER'S FEES AND BROKERAGE FEES. MM2 has not had any dealings with any person that would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

         4.17 REQUIRED CONSENTS. Except as set forth on SCHEDULE 4.03, no consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property lease, equipment lease, MM2 Contract, MM2 License, MM2 Permit or other instrument to which MM2 is a party or by which MM2 is bound) is required for the consummation of the transactions contemplated by this Agreement.

         4.18     OTHER  INFORMATION.  MM2 has  disclosed  to Wien (NY) and Wien
(NJ) all information that is material to the condition (financial or otherwise), business and properties of MM2. The information concerning MM2 set forth in this Agreement, in the schedules hereto furnished by MM2, and in any other document, statement or certificate furnished or to be furnished to Wien (NY) or Wien (NJ) pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by MM2 is accurate in all material respects and MM2 (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information misleading. Copies of all documents heretofore or hereafter delivered or made available to Wien (NY) or Wien (NJ) were or will be complete and accurate copies of such documents on the date such copies are delivered.

         4.19 MM2 UNAUDITED FINANCIAL STATEMENTS. SCHEDULE 4.19 contains MM2's unaudited consolidated financial statements for the year ended December 31, 2004, and the three months ended March 31, 2005 (the "MM2 BALANCE SHEET DATE"), and such financial statements are true and correct and fully represent the financial condition of MM2 at such dates and comply with United States generally accepted accounting principles consistently applied throughout the periods covered.


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         4.20     ABSENCE  OF  UNDISCLOSED  LIABILITIES.  As of the MM2  Balance
Sheet Date, MM2 did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected on the balance sheet of such date or incurred in the ordinary course of business following the MM2 Balance Sheet Date.

         4.21 REGULATORY INVESTIGATIONS. To MM2's knowledge, there are no investigations or inquiries pending against MM2 or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

         4.22 CORPORATE RECORDS. All of the minute books and corporate and financial records of MM2 are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

         4.23 FOREIGN CORRUPT PRACTICES ACT. Neither MM2 nor any officer, director or employee of MM2, or any agent or other Person acting on behalf of MM2 has with respect to MM2 (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         4.24 CORPORATE NAME. MM2 has not received any written or unwritten notice of conflict during the past five (5) years with respect to the rights of others regarding the corporate names of MM2, and has the exclusive right to use its name as the name of a corporation in the jurisdictions in which MM2 has operations. No Person is presently authorized by MM2 to use the name of MM2.

         4.25 REPRESENTATIONS. All representations and warranties of MM2 are true, accurate and complete as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of MM2 which is disclosed in any of the schedules hereto furnished by MM2 shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of MM2 in this Agreement.

                                  ARTICLE FIVE

                              WIEN REPRESENTATIONS

         Wien (NY), Wien (NJ) and Stephen Wien each represent and warrant to MM2 as follows:

         5.01 ORGANIZATION, STANDING AND POWER. Wien (NY) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. Wien (NJ) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by Wien (NY) and Wien
(NJ) (each a "WIEN ENTITY") on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

         5.02 DUE AUTHORIZATION. Each Wien Entity has all requisite corporate power and authority to execute and deliver this Agreement and each of the other transaction documents to which it is or is specified to be a party, to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other transaction documents to which a Wien Entity is a party, when executed and delivered by such Wien Entity, will constitute, legal, valid and binding obligations of such Wien Entity, enforceable against such Wien Entity in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. The execution and delivery by each Wien Entity of this Agreement and each of the other transaction documents to which it is, or is specified to be, a party, and the consummation of the stock exchange and other transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate and other) of such Wien Entity.

         5.03 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement by each Wien Entity and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which a Wien Entity is a party or by which it or its assets are bound.

         5.04 STATUS OF COMMON STOCK. Upon consummation of the transactions contemplated by this Agreement, the Wien (NJ) Shares to be issued to the MM2 Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances.

         5.05 NO BANKRUPTCY. No Wien Entity or its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

         5.06 ABSENCE OF CERTAIN CHANGES. Since the Wien Balance Sheet Date (as defined in SECTION 5.21), there has not been any material adverse change in the working capital, financial condition, assets, liabilities, reserves, contractual allowances, business operations or prospects of Wien, and, except as contemplated by or set forth in this Agreement, no Wien Entity has:

                  (a) Except for this Agreement, engaged in any material transaction outside the ordinary course of business;

                  (b) Made any capital expenditures other than in the ordinary course of business;

                  (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

                  (d) Made any material change in any method of accounting or accounting practice;

                  (e)      Incurred  any  material   indebtedness  or  leasehold
expense in excess of $15,000;

                  (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

                  (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

                  (h) Issued or sold any common shares or other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock;

                  (i) Canceled any indebtedness due it except upon full payment thereof;

                  (j) Increased the compensation payable or to become payable by it to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof;

                  (k) Agreed, whether in writing or otherwise, to do any of the foregoing;

                  (l) Suffered any labor trouble or any controversies with any of its employees;

                  (m) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting its business or properties; or

                  (n) Received notice that any person or entity with which it has a significant business relationship intends to cancel or terminate such business relationship.

         5.07 CONTRACTS AND COMMITMENTS. All agreements including, without limitation, joint venture or partnership agreements, personal property leases, conditional sales contracts, notes or other evidence of indebtedness, or other contracts, agreements, or commitment which materially affect a Wien Entity, to which a Wien Entity is a party or by which a Wien Entity or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by Wien (NY) with the Securities and Exchange Commission (the "COMMISSION") under the Securities Exchange Act of 1934 (collectively, the "WIEN CONTRACTS"). Each Wien (NY) now has, and at the Closing Wien (NJ) will have, valid and enforceable interests in and to the Wien Contracts. No Wien Entity is in default with respect to any material term or condition of any such Wien Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. No Wien Entity has received notice that any party to a Wien Contract intends to cancel or terminate such Wien Contract or to exercise or not to exercise any option thereunder.

         5.08 LICENSES AND PERMITS. SCHEDULE 5.08 lists all licenses ("WIEN LICENSES") and permits ("WIEN PERMITS") held by each Wien Entity in connection with the operation of its business as currently conducted or the occupancy and use of the premises upon which its business is conducted. No breach of any such Wien License or Wien Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.

         5.09     LITIGATION.

                  (a) There is no action, suit or proceeding to which a Wien Entity or any of its officers or directors is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a material adverse impact upon the operation by such Wien Entity of its business or on such Wien Entity's ability to consummate the transactions contemplated herein, and no Wien Entity has any knowledge that any such action, suit or proceeding has been threatened against any Wien Entity; and

                  (b) none of any Wien Entity, its officers or its directors has been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice.

         5.10     COMPLIANCE WITH LAW.

                  (a) No Wien Entity currently has any outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of such Wien Entity's business, it is in violation in any material respect of or not in substantial compliance with any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

                  (b) No Wien Entity has been in violation of any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the violation of which would materially and adversely affect the condition (financial or otherwise), business or properties of such Wien Entity;

                  (c) No Wien Entity nor any shareholder, officer, employee or agent of any Wien Entity has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject such Wien Entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which such Wien Entity is a party; and

                  (d) All outstanding securities issued by a Wien Entity (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding shares of a Wien Entity's common stock are, and any shares of a Wien Entity's common stock issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of such Wien Entity or any agreement to which such Wien Entity is a party or is bound.

         5.11 CAPITALIZATION. The authorized capital stock of Wien (NY) consists of (i) 25,000,000 shares of common stock, of which 3,689,636 shares are outstanding on the date hereof, and (ii) 1,000 shares of convertible preferred stock, none of which are outstanding. At the Closing, the authorized capital stock of Wien (NJ) will consist of (i) 450,000,000 shares of Class A Common Stock, of which 123,312,605 shares will be outstanding, (ii) 50,000,000 shares of Class B Common Stock, of which 10,000,000 shares will be outstanding, and
(iii) 1,000,000 shares of Preferred Stock, none of which will be outstanding. Such issued and outstanding shares have been or will be duly and validly authorized and are or will be fully paid and nonassessable. Other than as contemplated by SECTION 1.01, there are no other shares of capital stock of a Wien Entity outstanding, authorized or reserved for issuance, there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of a Wien Entity, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require a Wien Entity to issue, sell or deliver any shares of capital stock of a Wien Entity. Attached as SCHEDULE 5.11 is a list of the stockholders of each Wien Entity indicating the number of Wien common shares owned of record by them as of a recent date.

         5.12 LABOR AND EMPLOYMENT MATTERS. No Wien Entity has any collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which such Wien Entity is a party or by which such Wien Entity is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which a Wien Entity is a party or by which a Wien Entity is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of a Wien Entity.

         5.13     TAXES.

                  (a) Each Wien Entity has filed, when due, all Tax Returns except as set forth in SCHEDULE 5.13(a). All such Tax Returns are true and complete in all respects. All Taxes due from a Wien Entity with respect to the taxable periods covered by such Tax Returns and all other Taxes have been or will be timely paid. No Wien Entity has requested any extension of time to file any Tax Return that has not yet been filed.

                  (b) No Tax Return of a Wien Entity is currently under audit, examination, or dispute by any Taxing Authority, and no written or unwritten notice of such an audit, examination or dispute has been received by a Wien Entity. No issues relating to Taxes have been raised in the last five years by any Taxing Authority that can reasonably be expected to recur in a later taxable period. No deficiency for any material amount of Taxes has been asserted or assessed or threatened by any Taxing Authority against a Wien Entity. No Liens for Taxes exist with respect to any assets or properties of a Wien Entity.

         5.14 SUBSIDIARIES AND AFFILIATES. No Wien Entity has any direct or indirect equity investment in any corporation, partnership, joint venture or other business entity.

         5.15 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. Except as set forth in the financial statements dated as of the Wien Balance Sheet Date (i) no Wien Entity is indebted to any officer, director, or stockholder of any Wien Entity in any amount whatsoever, and (ii) no officer, director, or stockholder of any Wien Entity is indebted to any Wien Entity in any amount whatsoever.

         5.16 RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 5.16, no officer or director, in such person's capacity as such, or, to a Wien Entity's knowledge, any shareholder of a Wien Entity, nor any affiliate or relative of any such person, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which a Wien Entity is or was a party, or under which a Wien Entity is or was obligated or bound, or to which any of a Wien Entity's properties may be or may have been subject, other than any contract, agreement or commitment between a Wien Entity and such persons in their capacities as employees, officers or directors of such Wien Entity.

         5.17 NO LEGAL BAR. No Wien Entity is prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against a Wien Entity which questions the validity of this Agreement or any of the transactions contemplated hereby.

         5.18 FINDER'S FEES AND BROKERAGE FEES. No Wien Entity has had any dealings with any person that would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

         5.19 REQUIRED CONSENTS. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property lease, equipment lease, Wien Contract, Wien License, Wien Permit or other instrument to which a Wien Entity is a party or by which a Wien Entity is bound) is required to the consummation of the transactions contemplated by this Agreement.

         5.20 OTHER INFORMATION. Each Wien Entity has disclosed to MM2 all information that is material to the condition (financial or otherwise), business and properties of such Wien Entity. The information concerning each Wien Entity set forth in this Agreement, in Wien's Annual Report attached hereto as SCHEDULE
5.21 (including the audited financial statements contained therein (the "WIEN FINANCIAL STATEMENTS")), in any schedules hereto furnished by a Wien Entity, and in any other document, statement or certificate furnished or to be furnished to a Wien Entity pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by a Wien Entity is accurate in all material respects and no Wien Entity (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information misleading. Copies of all documents heretofore or hereafter delivered or made available to MM2 were or will be complete and accurate copies of such documents on the date such copies are delivered.

         5.21 WIEN FINANCIAL STATEMENTS. SCHEDULE 5.21 attached hereto contains the Wien Financial Statements and Wien (NY)'s unaudited consolidated financial statements for the three months ended March 31, 2005 (the "WIEN BALANCE SHEET DATE"). Such financial statements are true and correct and fully represent the financial condition of Wien (NY) at such dates and comply with United States generally accepted accounting principles consistently applied throughout the periods covered.

         5.22 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Wien Balance Sheet Date, no Wien Entity had any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its balance sheet of such date or incurred in the ordinary course of business following the Wien Balance Sheet Date.

         5.23 REPORTING COMPANY. Wien (NY) is, and at the Effective Time Wien (NJ) will be, a reporting company registered under Section 12(g) of the Securities Exchange Act of 1934 since May 14, 2003. Wien (NY) has filed with the SEC all reports (collectively, the "SEC DOCUMENTS") required to be filed by reporting companies pursuant to the Exchange Act and is current with such filings. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Wien (NY) included in the SEC Documents comply as of their respective dates as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Wien (NY) (as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         5.24 OTC BULLETIN BOARD. Wien (NY)'s common stock is posted for trading on the OTC Bulletin Board under the symbol "WIGR.OB."

         5.25 STOP TRADE ORDERS. There are no pending, and there have never been any, stop trade orders issued against Wien (NY) or any of its directors or officers or those of any affiliates of Wien (NY) by any securities regulatory authority whether in the United States or in any other jurisdiction.

         5.26 REGULATORY INVESTIGATIONS. To each Wien Entity's knowledge, there are no investigations or inquiries pending against a Wien Entity or its directors or officers by any stock exchange, securities regulatory authority, self-regulatory authority, taxing authority or any other governmental department or agency.

         5.27 CORPORATE RECORDS. All of the minute books and corporate and financial records of each Wien Entity are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

         5.28 FOREIGN CORRUPT PRACTICES ACT. Neither a Wien Entity nor any officer, director or employee of a Wien Entity, or any agent or other Person acting on behalf of a Wien Entity has with respect to such Wien Entity (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds;
(iii)  violated or is in  violation  of any  provision  of the  Foreign  Corrupt
Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         5.29 CORPORATE NAME. Wien (NY) has not received any written or unwritten notice of conflict during the past five (5) years with respect to the rights of others regarding the corporate names of Wien (NY), and has the exclusive right to use its name as the name of a corporation in the jurisdictions in which Wien (NY) has operations. No Person is presently authorized by Wien (NY) to use the name of Wien (NY).

         5.30 REPRESENTATIONS. All representations and warranties of each Wien Entity are true, accurate and complete as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of a Wien Entity which is disclosed in any of the schedules hereto furnished by a Wien Entity shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of a Wien Entity in this Agreement.

         5.31 GOVERNMENT APPROVALS. Other than (i) the filing of the Proxy Statement with the SEC described in SECTION 8.12, (ii) the filing of Schedule
14F-1 with the SEC as described in SECTION 8.13, and (iii) the filings to be made in connection with the Reincorporation, no governmental notices, filings, approvals or consents are required in order for a Wien Entity to complete the transactions contemplated by this Agreement.

                                   ARTICLE SIX

                         MM2 SHAREHOLDER REPRESENTATIONS

         Each MM2 Shareholder, severally and not jointly, represents and warrants as follows:

         6.01 CAPACITY. Such MM2 Shareholder has the legal right and capacity to execute and deliver this Agreement and each of the other transaction documents to which such MM2 Shareholder is or is specified to be a party, perform his obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other transaction documents to which such MM2 Shareholder is a party, when executed and delivered by such Shareholder, will constitute, legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally.

         6.02 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement by such MM2 Shareholder and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which such MM2 Shareholder is a party or by which he or his properties are bound.

         6.03 OWNERSHIP. Such MM2 Shareholder is the legal and beneficial owner of the MM2 Shares set forth next to such MM2 Shareholder's name on
SCHEDULE 4.09, free and clear of any claims, charges, equities, liens, security interests, and encumbrances, and such MM2 Shareholder has full right, power, and authority to transfer, assign, convey, and deliver the MM2 Shares owned by him; and delivery of such MM2 Shares at the Closing will convey to Wien good and marketable title to such MM2 Shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

         6.04 RESTRICTED STOCK. Such MM2 Shareholder understands that the Wien (NJ) Shares to be acquired pursuant to this Agreement have not been registered under the Securities Act with the Commission in reliance upon the exemption from the registration requirements thereof afforded by Section 4(2) under the Securities Act, nor with any state securities commission or agency. Such MM2 Shareholder agrees and acknowledges that Wien (NJ) will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Wien (NJ) Shares delivered under this Agreement. Such MM2 Shareholder and his designees understand that the Wien (NJ) Shares will have the following restrictive legend or similar legend affixed thereto:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER
                  APPLICABLE STATE SECURITIES ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR ANY APPLICABLE STATE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO WIEN GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

         6.05 RESTRICTIONS ON TRANSFER. Such MM2 Shareholder agrees that the Wien (NJ) Shares acquired by him pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of for a minimum period of one year from the Closing Date, except by registration of such Wien (NJ) Shares under the Securities Act and any applicable state securities laws or applicable exemptions from such requirements.

         6.06 TRANSFERS. Such MM2 Shareholder understands that any disposition of the Wien (NJ) Shares by him in violation of this Agreement shall be null and void. No transfer of the Wien (NJ) Shares shall be made by Wien
(NJ)'s registrar and transfer agent upon Wien (NJ)'s transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. Wien (NJ) will issue stop transfer instructions to its registrar and transfer agent to the effect that the Wien (NJ) Shares may not be transferred for a period of one year after the Closing Date and may be transferred thereafter only as provided herein.

         6.07     INVESTMENT INTENT.  Such MM2 Shareholder is acquiring the Wien
(NJ) Shares only for his own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distribution or reselling any part of the Wien (NJ) Shares.

                                  ARTICLE SEVEN

                            MM2 PRE-CLOSING COVENANTS

         MM2 hereby covenants and agrees, between the date hereof and the earlier of the termination of this Agreement or the Closing as follows:

         7.01 CONDUCT OF BUSINESS. Except as otherwise contemplated by or in furtherance of this Agreement or consented to by Wien (NJ) in writing, between the date of this Agreement and the Closing, MM2 shall not:

                  (a)      Engage  in  any  material   transaction  outside  the
ordinary course of business;

                  (b) Make any capital expenditures other than in the rdinary course of business;

                  (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

                  (d) Other than in connection with the indebtedness under MM2's outstanding $1,250,000 Secured Convertible Debenture and the documents related thereto, enter into any material new indebtedness, or cancel any indebtedness due it except upon full payment thereof;

                  (e) Make any payment of dividends or other unusual distribution of cash or assets to shareholders or employees, including repayment of outstanding indebtedness;

                  (f) Make any material change in any method of accounting or accounting practice;

                  (g)      Make  any   change  to  any  of  its   organizational
documents;

                  (h) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

                  (i) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, state or federal taxes;

                  (j) Issue or sell any common shares or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

                  (k)      Take  any  other   action   which  would  render  any
representation or warranty of MM2 herein inaccurate as of the date such action is taken; or

                  (l) Agree, whether in writing or otherwise, to do any of the foregoing.

         7.02 FULFILLMENT OF CONDITIONS AND COVENANTS. MM2 shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it as set forth in this Agreement and shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

         7.03 ACCESS TO INFORMATION. Upon reasonable notice from Wien (NY), MM2 shall deliver to the representatives of Wien (NY), or grant such representatives access during normal business hours to, the books, records and financial statements of MM2 to make such reviews, examinations and investigations thereof as Wien (NY) deems necessary.

         7.04 FINANCIAL RECORDS. MM2 shall accurately maintain its books and records and promptly advise Wien (NY) in writing of any material adverse change in the condition (financial or otherwise) of its assets, liabilities, or business.

         7.05 AUDITED FINANCIAL STATEMENTS. MM2 shall complete an audit of the financial statements of MM2 in conformance with the requirements of Form 8-K and other applicable rules and regulations of the Commission. Such audit shall be completed in time for Wien (NY) to timely file the audited financial statements of MM2, together with all required pro forma financial statements, with the Commission on Form 8-K.

         7.06 TRANSFER OF LICENSES, PERMITS AND AUTHORIZATIONS. Between the date hereof and the Closing, MM2 shall, if required by applicable law or regulations, at its cost, obtain new licenses and permits or transfers of existing MM2 Licenses and MM2 Permits and any governmental or other consents or authorizations required for the consummation of the Acquisition; provided, however, that the terms and conditions of such new or transferred licenses and permits shall not be less favorable than those terms and conditions to which MM2 is currently subject.

         7.07 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. MM2 agrees that it shall cooperate with each Wien Entity in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

         7.08 SOLICITATION OF INQUIRIES. From the date hereof to the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to ARTICLE ELEVEN hereof (which period shall be referred to herein as the "NO-SHOP PERIOD"), neither MM2 nor its directors, employees, agents or representatives shall, without the prior written consent of Wien (NY), solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, purchase or sale of assets, exchange of securities or similar transaction involving MM2, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning MM2 or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving MM2.

         7.09 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing, MM2 shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of Wien (NY), which consent shall not be unreasonably withheld.

         7.10 COLD COMFORT LETTER. Upon Wien (NY)'s request, MM2 shall use its commercially reasonable efforts to arrange for a cold comfort letter from the institutional investor that is a lender under MM2's financing documents entered into in April 2005, confirming the existence of such arrangement.

                                  ARTICLE EIGHT

                           WIEN PRE-CLOSING COVENANTS

         Each Wien Entity hereby covenants and agrees, between the date hereof and the earlier of the termination of this Agreement or the Closing as follows:

         8.01 FULFILLMENT OF CONDITIONS AND COVENANTS. No Wien Entity shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions applicable to it as set forth in this Agreement and shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

         8.02 ACCESS TO INFORMATION. Upon reasonable notice from MM2, each Wien Entity shall deliver to the representatives of MM2, or grant such representatives access during normal business hours to, the books, records and financial statements of such Wien Entity to make such reviews, examinations and investigations thereof as MM2 deems necessary.

         8.03 COMPLIANCE WITH SECURITIES LAWS. Each Wien Entity agrees to use its best efforts to comply with all securities laws, including, without limitation, securities laws applicable to the issuance of the Wien (NJ) Shares to the MM2 Shareholders, and will pay all expenses incident thereto.

         8.04 RESIGNATIONS OF EXISTING DIRECTORS AND OFFICERS. The board of directors of Wien (NJ) shall obtain written resignations of each of the existing directors and officers of Wien (NJ), to become effective at the Effective Time, and shall deliver them to MM2 at the Closing.

         8.05 APPOINTMENT OF NEW DIRECTORS AND OFFICERS. The board of directors of Wien (NJ) shall adopt the New Officer Resolutions (as defined in SECTION 3.03) and shall deliver certified copies of such resolutions to MM2 at the Closing.

         8.06 CONDUCT OF BUSINESS. Each Wien Entity shall conduct the operations of its business such that at the Closing it shall have no assets and no liabilities. Except for actions taken in connection with the preceding sentence or consented to by MM2 in writing, between the date of this Agreement and the Closing, no Wien Entity shall:

                  (a)      Engage  in  any  material   transaction  outside  the
ordinary course of business;

                  (b) Make any capital expenditures other than in the ordinary course of business;

                  (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

                  (d) Enter into any material new indebtedness, or cancel any indebtedness due it except upon full payment thereof;

                  (e) Make any payment of dividends or other unusual distribution of cash or assets to stockholders or employees, including repayment of outstanding indebtedness;

                  (f) Make any material change in any method of accounting or accounting practice;

                  (g)      Make  any   change  to  any  of  its   organizational
documents;

                  (h) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

                  (i) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, state or federal taxes;

                  (j) Except for stock issued in connection with that certain 1 for 1 stock dividend declared by Wien (NY)'s board of directors on June 24, 2005, issue or sell any shares of common stock or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

                  (k)      Take  any  other   action   which  would  render  any
representation or warranty of Wien herein inaccurate as of the date such action is taken; or

                  (l) Agree, whether in writing or otherwise, to do any of the foregoing.

         8.07 FINANCIAL RECORDS. Each Wien Entity shall accurately maintain its books and records and promptly advise MM2 in writing of any material adverse change in the condition (financial or otherwise) of its, assets, liabilities or business of such Wien Entity.

         8.08 TRANSFER OF LICENSES, PERMITS AND AUTHORIZATIONS. Between the date hereof and the Closing, each Wien Entity shall, if required by applicable law or regulations, at its cost, obtain new licenses and permits or transfers of existing Wien Licenses and Wien Permits and any governmental or other consents or authorizations required for the consummation of the Acquisition; provided, however, that the terms and conditions of such new or transferred licenses and permits shall not be less favorable than those terms and conditions to which such Wien Entity is currently subject.

         8.09 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. Each Wien Entity agrees that it shall cooperate with MM2 in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

         8.10 SOLICITATION OF INQUIRIES. Unless otherwise permitted by this Agreement, during the No-Shop Period (as defined in SECTION 7.08) neither any Wien Entity nor its directors, employees, agents or representatives shall, without the prior written consent of MM2, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, arrangement, purchase or sale of assets, exchange of securities or similar transaction involving a Wien Entity, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning a Wien Entity or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving a Wien Entity.

         8.11 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing no Wien Entity shall issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of MM2, which consent shall not be unreasonably withheld.

         8.12 PROXY STATEMENT. Wien (NY) will use all commercially reasonable efforts to promptly prepare and file a proxy statement with the SEC to obtain the consent of its shareholders (the "WIEN SHAREHOLDER CONSENT") to the Reincorporation.

         8.13 SCHEDULE 14F-1. Wien (NY) will use all commercially reasonable efforts to promptly prepare and file a Schedule 14F-1 with the SEC to notify Wien's shareholders of the election of new members to Wien's board of directors pursuant to this Agreement.

         8.14 FRANCHISE TAX REPORT. Wien (NY) shall have filed an estimated or final cessation franchise tax report with the State of New York.

                                  ARTICLE NINE

                             MM2 CLOSING CONDITIONS

         The obligations of MM2 and each MM2 Shareholder contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out below. If any such condition is not satisfied, MM2 or either MM2 Shareholder shall have the right, at its or his sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that MM2 elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of a Wien Entity to MM2 with respect to such condition.

         9.01 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Wien Entity contained herein and in all documents to be delivered pursuant hereto shall, in the case of representations and warranties that are not qualified as to materiality, be true and correct in all material respects as of the Closing and, in the case of representations and warranties that are qualified as to materiality, be true and correct in all respects as of the Closing, and MM2 shall have received a certificate to such effect from each Wien Entity dated as of the Closing and signed by an executive officer of such Wien Entity.

         9.02 COMPLIANCE WITH COVENANTS. Each Wien Entity shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by such Wien Entity.

         9.03     ACTION/PROCEEDING.   No  court  shall  have  issued  an  order
effective against a party to restrain or prohibit the transactions herein contemplated.

         9.04 CONSENTS. Each Wien Entity shall have obtained all required consents from the parties from whom consent is required, including, without limitation, the Wien Shareholder Consent, and from any other third party (including any federal, state or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and MM2 shall have obtained from a Wien Entity documentation or other evidence confirming same.

         9.05 REINCORPORATION. The Reincorporation shall have been validly consummated and the form of the certificate of incorporation attached hereto as EXHIBIT A shall have been accepted for filing with the State of New Jersey in connection therewith.

         9.06 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for MM2 may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

         9.07 OPINION OF COUNSEL FOR WIEN. MM2 shall have received an opinion of L. Stephen Albright, counsel to Wien (NY) and Wien (NJ), dated as of the Closing, which is addressed to MM2 and the MM2 Shareholders and is satisfactory in form and substance to MM2 and its counsel, to the effect that:

                  (a) The Reincorporation has been validly consummated in accordance with the terms of the merger agreement related thereto.

                  (b) On the date of signing of this Agreement (the "SIGNING DATE"), Wien (NY) was a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  (c) Wien (NJ) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;

                  (d) On the Signing Date, Wien (NY) had corporate power and authority to enter into this Agreement and the transactions and documents contemplated thereby and to perform its obligations thereunder, and Wien (NY) had corporate power and authority to own its properties and assets and to conduct its present business;

                  (e) Wien (NJ) has corporate power and authority to perform its obligations under this Agreement and the transactions and documents contemplated thereunder, and Wien (NJ) has corporate power and authority to own its properties and assets and to conduct its present business;

                  (f) The execution, delivery and performance of this Agreement and the other agreements to be delivered pursuant hereto by the applicable Wien Entities have been duly authorized and approved by such Wien Entities, and such agreements constitute the valid and binding obligations of each Wien Entity, duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and such agreements do not contravene any applicable law, judgments, outstanding documents, by-laws, contracts or instruments by which a Wien Entity or its assets are bound or to which they are subject;

                  (g) Immediately after the Reincorporation, the authorized capital stock of Wien (NJ) consists of 450,000,000 shares of Class A Common Stock, 7,379,272 of which are outstanding, 50,000,000 shares of Class B Common Stock, none of which are outstanding, and 1,000,000 shares of Preferred Stock, none of which are outstanding; and

                  (h) The Wien (NJ) Shares to be issued and delivered at the Closing are duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights.

         9.08 DELIVERY OF RESOLUTIONS. The board of directors of Wien (NJ) shall have adopted the New Director Resolutions (as defined in SECTION 3.04) and the New Officer Resolutions (as defined in SECTION 3.05) and shall have delivered certified copies of such resolutions to MM2 at the Closing.

         9.09 SECURITIES LAW COMPLIANCE. All applicable securities laws have been satisfied in connection with the offer and sale of the Wien (NJ) Shares.

         9.10 OTHER INFORMATION. MM2 shall have received such other certificates and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

         9.11 ADVERSE CHANGE. No Wien Entity shall have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement.

         9.12 CORPORATE AUTHORIZATION. Each Wien Entity shall have delivered to MM2 certified copies of all appropriate resolutions of such Wien Entity's board of directors authorizing the transactions contemplated by this Agreement.

         9.13 CERTIFICATE OF GOOD STANDING. A Wien Entity shall have delivered to MM2 a certificate of good standing from the States of New Jersey and New York with respect to Wien (NJ) and Wien (NY), respectively, in each case dated not more than ten (10) days prior to the Closing, together with confirmation of good standing of Wien (NJ) on the date of Closing.

         9.14 INCUMBENCY CERTIFICATE. Wien (NJ) shall have delivered to MM2 a certificate of incumbency with respect to those persons who are the directors and officers of Wien (NJ) at the time of the Closing.

         9.15 NO ASSETS OR LIABILITIES. Wien (NJ) shall have no assets or liabilities, either contingent or absolute or otherwise.

                                   ARTICLE TEN

                             WIEN CLOSING CONDITIONS

         The obligations of each Wien Entity contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out herein below. If any such condition is not satisfied, each Wien Entity shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that a Wien Entity elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of MM2 to a Wien Entity with respect to such condition.

         10.01 EQUITY LINE OF CREDIT. MM2 shall have secured, pursuant to financing documents executed in April, 2005, an equity line of credit facility for advances of not less than Ten Million Dollars ($10,000,000), in the aggregate.

         10.02 BALANCE SHEET. MM2 shall have a least $900,000 in cash on its balance sheet.

         10.03 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of MM2 and the MM2 Shareholders contained herein and in all documents to be delivered pursuant hereto shall, in the case of representations and warranties that are not qualified as to materiality, be true and correct in all material respects as of the Closing and, in the case of representations and warranties that are qualified as to materiality, be true and correct in all respects as of the Closing, and each Wien Entity shall have received from MM2 and the MM2 Shareholders a certificate to such effect dated as of the Closing and signed by an authorized officer of MM2 and each MM2 Shareholder.

         10.04 COMPLIANCE WITH COVENANTS. MM2 and each MM2 Shareholder shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by MM2 or such MM2 Shareholder.

         10.05    ACTION/PROCEEDING.   No  court  shall  have  issued  an  order
effective against a party to restrain or prohibit the transactions herein contemplated.

         10.06 CONSENTS. MM2 shall have obtained all required consents from the parties from whom consent is required, and from any other third party (including any federal, state or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and Wien (NJ) shall have obtained from MM2 documentation or other evidence confirming same.

         10.07 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for Wien (NJ) may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

         10.08 OPINION OF COUNSEL FOR MM2. Each Wien Entity shall have received an opinion of Lawrence A. Muentz, Esquire, counsel to MM2, dated as of the Closing, which is addressed to each Wien Entity and is satisfactory in form and substance to each Wien Entity and its counsel, to the effect that:

                  (a) MM2 is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey;

                  (b) MM2 has corporate power and authority to enter into this Agreement and the transactions and documents contemplated thereby and to perform its obligations thereunder, and MM2 has corporate power and authority to own its properties and assets and to conduct its present business; and

                  (c)      The  execution,  delivery  and  performance  of  this
Agreements and the other agreements to be delivered pursuant hereto by MM2 have been duly authorized and approved by MM2 and constitute the valid and binding obligations of MM2 duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and will not contravene any applicable law, judgments, outstanding documents, by-laws, contracts or instruments by which MM2 or its assets are bound or to which they are subject.

         10.09 CONSULTING AGREEMENT. MM2 shall have entered into a consulting agreement with Stephen Wien, substantially in the form attached hereto as EXHIBIT B.

         10.10 SECURITIES LAW COMPLIANCE. All applicable securities laws have been satisfied in connection with the offer and sale of the Wien (NJ) Shares.

         10.11 OTHER INFORMATION. Each Wien Entity shall have received such other certificates and documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

         10.12 ADVERSE CHANGE. MM2 shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement.

         10.13 CORPORATE AUTHORIZATION. MM2 shall have delivered to Wien (NJ) certified copies of all appropriate resolutions of MM2's board of directors authorizing the transactions contemplated by this Agreement.

         10.14    CERTIFICATE OF GOOD STANDING. MM2 shall have delivered to Wien
(NJ) a certificate of good standing from the state of New Jersey with respect to MM2 dated not more than ten (10) days prior to the Closing, together with confirmation of good standing on the date of Closing.

         10.15 INCUMBENCY CERTIFICATE. MM2 shall have delivered to Wien (NJ) a certificate of incumbency with respect to those persons who are the directors and officers of Wien at the time of the Closing.

                                 ARTICLE ELEVEN

                                   TERMINATION

         11.01    TERMINATION.   This   Agreement  may  be  terminated  and  the
Acquisition   abandoned   (notwithstanding   any  shareholder  approval  of  the
Acquisition) prior to the Effective Time:

                  (a) by mutual written consent of Wien (NY) and MM2 at any time;

                  (b)      by  Wien  (NY)  or MM2 at any  time  if an  order  is
entered by any court or governmental agency having jurisdiction enjoining a Wien Entity or MM2, respectively, from consummating any of the transactions contemplated by this Agreement and such order shall not have been vacated, reversed or withdrawn on or before the thirtieth (30th) day after the date on which such order was first issued; or

                  (c) by Wien (NY) or MM2 if (i) any representation or warranty of the other hereunder shall not have been materially true and correct as of the time at which made, (ii) any conditions precedent to the obligations of such party as set forth in ARTICLE NINE or TEN are not able to be satisfied in a timely fashion, or (iii) default shall be made by the other hereunder in the due and timely observance or performance of any of its covenants and agreements herein contained, in the event of subsections (i) and (iii), only if such representation or warranty cannot be made true and correct or such default cannot be cured on or prior to the fifteenth (15th) day after the non-defaulting or non-breaching party notifies the other in writing of such default or breach, specifying the nature thereof.

         11.02 NOTICE OF TERMINATION. The power of termination provided for by SECTION 11.01 hereof may be exercised only by a notice given in writing and signed on behalf of Wien by Stephen Wien and on behalf of MM2 by Mark Meller or Jerome Mahoney.

         11.03 EFFECT OF TERMINATION. In the event of termination and abandonment pursuant to this ARTICLE ELEVEN, this Agreement shall become void and have no effect, without any liability on the part of any of the parties, except as otherwise provided in ARTICLES THIRTEEN and FOURTEEN hereof. Any announcement of the termination of this Agreement and the abandonment of the Acquisition shall be made by means of a press release issued jointly by Wien
(NY) and MM2
unless otherwise required to be made by Wien (NY) pursuant to the federal or state securities laws.

                                 ARTICLE TWELVE

                                 INDEMNIFICATION

         12.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party hereto shall survive the Closing for a period of five years, and shall not be affected by any investigation made by or on behalf of a Wien Entity, MM2 or the MM2 Shareholders, as the case may be. After the applicable expiration with respect to any particular representation or warranty, neither a Wien Entity nor MM2 nor the MM2 Shareholders shall be under any liability whatsoever with respect to any such representation or warranty. All covenants and agreements of the parties contained herein shall survive the Closing Date and shall continue for the period required to fulfill the applicable covenant or agreement.

         12.02 INDEMNIFICATION. The parties shall indemnify each other as follows:

                  (a) MM2'S INDEMNITY OF WIEN. MM2 shall indemnify, defend and hold harmless Wien (NJ) and its stockholders, directors, officers and agents from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature and description, whether known or unknown, absolute or contingent, joint or several ("LOSS"), arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by MM2 contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of MM2's business prior to the Effective Time.

                  (b) MM2 SHAREHOLDER'S INDEMNITY OF WIEN. Each MM2 Shareholder shall, severally with respect to such MM2 Shareholder only and not jointly, indemnify, defend and hold harmless Wien (NJ) and its stockholders, directors, officers and agents from and against all Loss arising out of or relating to any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by such MM2 Shareholder contained in this Agreement or any exhibit or schedule hereto.

                  (c) WIEN'S INDEMNITY OF MM2. Stephen Wien and Wien (NJ) shall jointly and severally indemnify, defend and hold harmless MM2, the MM2 Shareholders and MM2's directors, officers and agents from and against any Loss arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by a Wien Entity contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of Wien (NY)'s and Wien (NJ)'s business prior to the Effective Time.

         12.03    INDEMNIFICATION NOTICE.

                  (a) THIRD PARTY CLAIM. In the event that MM2, an MM2 Shareholder, a Wien Entity or any other party entitled to indemnification under
SECTION 12.02 hereof shall choose to assert a claim for Loss or potential Loss based upon a claim by a third party ("THIRD PARTY CLAIM"), the party seeking indemnification ("INDEMNIFIED PARTY") shall notify the party against which indemnification is sought ("INDEMNIFYING PARTY") in writing of such claim, promptly following the occurrence of the event giving rise thereto, certifying that such a claim has been asserted and the basis therefor which shall be set forth in reasonable detail ("NOTIFICATION").

                           (i)      The  Indemnifying  Party  shall  acknowledge
receipt of the Notification  and advise the Indemnified  Party in writing twenty
(20) days after receipt thereof as to whether the Indemnifying Party agrees to such Third Party Claim and whether the defense of the Third Party Claim shall be undertaken by counsel of the choice of and at the expense of the Indemnifying Party. If the Indemnifying Party so agrees, the Indemnifying Party shall be deemed to have accepted any indemnifiable Loss suffered arising from such Third Party Claim, the defense of which has been assumed by the Indemnifying Party. If the Indemnifying Party advises the Indemnified Party that it shall undertake the defense of the Third Party Claim, the Indemnified Party shall deliver all the documents related to the Third Party Claim to the Indemnifying Party or to its counsel, after which the responsibility of the Indemnified Party for the defense of the Third Party Claim shall cease, except that the Indemnified Party shall make available all documents, books and records in its possession related to the Third Party Claim, at no expense to the Indemnifying Party, and shall fully cooperate with counsel for the Indemnifying Party, including providing its personnel who are acquainted with the facts or the documents or books and records related to the Third Party Claim.

                           (ii)     If  the   Indemnifying   Party  advises  the
Indemnified Party that the defense of the Third Party Claim will not be undertaken, either the Indemnified Party shall settle such Third Party Claim (in which case, the amount of such settlement and all attorneys' fees attendant to the achievement of such settlement shall be deemed included in any computation to determine Loss), or the Indemnified Party shall notify the Indemnifying Party of the identity of the counsel for the Indemnified Party who has been selected to defend the Third Party Claim. The Indemnifying Party shall fully cooperate with the Indemnified Party and its counsel to the extent that the Indemnifying Party has knowledge of the facts or circumstances relating to the Third Party Claim and the Indemnified Party shall cause its counsel to be available to the Indemnifying Party or its counsel to respond to any inquiries of the Indemnifying Party concerning the progress of such defense. In the event that the Indemnified Party shall assert a claim for Loss as a result of any loss suffered by the Indemnified Party in settling or defending such Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall pay all costs related to the settlement or the defense within thirty (30) days after a demand for the Loss or any component part is made.

                  (b) NON-THIRD PARTY CLAIM. In the event the Indemnified Party shall choose to assert a claim for Loss or potential Loss by reason of other than a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim and the reasons therefor, which reasons shall be set forth in reasonable detail. The Indemnifying Party shall pay to the Indemnified Party the amount of the Loss within thirty (30) days of demand pursuant to this SECTION 12.03.

         12.04    DISPUTE.

                  (a) If the Indemnifying Party disputes any claim for indemnification or its obligation to indemnify any claim pursuant to this ARTICLE TWELVE, the Indemnifying Party shall notify the Indemnified Party of such dispute within twenty (20) days of receipt of the Notification. If the matter cannot be reconciled by mutual agreement, the matter shall be submitted to binding arbitration as provided in SECTION 16.05 hereof.

                  (b) If the Indemnifying Party fails to fulfill its obligations under this Article, the Indemnified Party may submit the matter to binding arbitration as provided in SECTION 16.05 hereof.

                                ARTICLE THIRTEEN

                                   LITIGATION

         13.01 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

                                ARTICLE FOURTEEN

                                 CONFIDENTIALITY

         14.01 CONFIDENTIALITY. Except as may be required by law or as otherwise permitted herein, the parties hereto shall cause all information obtained by them in connection with the negotiation and performance of this Agreement to be treated as confidential and will not use, and will not knowingly permit others to use, any such information in any manner detrimental to the other. Notwithstanding the foregoing, such information may be disclosed (i) in connection with any filings or permit applications with governmental authorities as may be necessary in order to complete the transactions contemplated by this Agreement; (ii) as necessary in order to obtain any required consents of third parties to the transactions contemplated by this Agreement; or (iii) as otherwise necessary in order for Wien to close the transactions contemplated by this Agreement. The provisions of this Section shall survive any termination of this Agreement.

                                ARTICLE FIFTEEN

                              POST CLOSING COVENANT

         15.01 ADDITIONAL CASH. After the Closing, Wien (NJ) shall use its commercially reasonable efforts to file a Form SB-2 with the Commission and, within five days of the Commission deeming such form effective, MM2 shall use its commercially reasonable efforts to increase the cash on its balance sheet by $1,100,000 pursuant to the financing documents executed in March 2005.

                                 ARTICLE SIXTEEN

                                  MISCELLANEOUS

         16.01 NOTICES. All notices, waivers or other communications required or contemplated hereby shall be deemed given if delivered personally, or sent by registered or certified mail or air courier, postage prepaid, return receipt requested, or by telex or telecopier addressed to the parties so to be served as follows:

         If to MM2:

                  MM(2) Group, Inc.
                  293 Eisenhower Parkway, Suite 250
                  Livingston, NJ 07039
                  Attention: Mark Meller, Chief Executive Officer Fax No.: (973) 758-9449

         With a copy to:

                  Dechert LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention:  David Rosenthal, Esq.
                  Fax No.: (212) 698-3599

         If to Wien (NY) or Wien (NJ):

                  Wien Group, Inc.
                  525 Washington Blvd.
                  Jersey City, NJ 07310
                  Attention:  Stephen Wien

         With a copy to:

                  L. Stephen Albright, Esq.
                  17337 Ventura Boulevard, Suite 208
                  Encino, California 91316
                  Fax No.: (818) 784-0205

         Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery thereof as shown by the addressee's registry or certification receipt, or upon the expiration of seven days following the date of mailing. Any party hereto from time to time by notice in writing served upon the other as aforesaid may designate a different mailing address to which, or a different or additional person to whom, all such notices or demands thereafter shall be addressed.

         16.02 ASSIGNMENT. Neither the Agreement nor any of the rights hereunder may be assigned by either party without the prior written consent of the other.

         16.03 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all expenses and costs incurred by it with respect to this Agreement and the transactions contemplated hereby.

         16.04 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal law of the State of New York without reference to its rules as to conflicts of law.

         16.05 DISPUTE. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against any party or its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in New York, New York, in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the New York bar. In the proceeding, the arbitrator shall apply New York substantive law and the New York Evidence Code. The arbitrator shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the arbitrator may fix as and for reasonable attorneys' fees and costs, and the same shall be included in the award and any judgment.

         16.06 ENTIRE UNDERSTANDING. All prior agreements, representations, discussions, negotiations, commitments and understandings between the parties are incorporated in this Agreement and the exhibits and schedules attached hereto which constitute the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

         16.07 FURTHER ASSURANCES. Each party, both prior to and after the Closing, shall reasonably cooperate with the other, at the other's request, in furnishing information, documents, testimony and other assistance in connection with the transactions contemplated hereby.

         16.08 WAIVER. Each party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement, but only by a written instrument executed by the party waiving such compliance. If either party waives a condition of Closing, the other party shall have no liability hereunder with respect to the matters so waived.

         16.09 HEADINGS. All Section and Article headings are included for convenience only and are not intended to be full or accurate descriptions of the contents thereof.

         16.10 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

         16.11 SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement.

         16.12 BINDING ON SUCCESSORS. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                         WIEN GROUP, INC.,
                                         a New York corporation



                                         By:    /s/ Stephen S. Wien
                                            ------------------------------------
                                         Name:  STEPHEN S. WIEN
                                         Title: President


                                         WIEN GROUP, INC.,
                                         a New Jersey corporation



                                         By:    /s/ Stephen S. Wien
                                             -----------------------------------
                                         Name:  STEPHEN S. WIEN
                                         Title: President



                                         MM(2) GROUP, INC.


                                         By:      /s/ Mark Meller
                                         ---------------------------------------
                                         Name:    Mark Meller
                                         Title:   Chief Executive Officer


                                         /s/ Jerome Mahoney
                                         ---------------------------------------
                                         Jerome Mahoney

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                                                       EXHIBIT B

                              CONSULTING AGREEMENT